UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718		36-3857664
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification Number)
Two North Riverside Plaza	Chicago,	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)

(312) 279-1400
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ELS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On October 27, 2026, the Board of Directors (the “Board”) of Equity LifeStyle Properties, Inc. (referred to herein as the “Company,” “we,” “us,” and “our”), upon the recommendation of the Compensation, Nominating and Corporate Governance Committee of the Board (the “Compensation Committee”), approved a series of leadership changes as part of the Company’s multi-year succession plan, each of which is described below.
(b) Departure of Officers
Marguerite Nader will cease to serve as Vice Chairman of the Board and Chief Executive Officer effective as of the end of the day on December 31, 2026. Effective January 1, 2027, Ms. Nader will continue to serve as a member of the Board in the role of Executive Vice Chair of the Board. Ms. Nader’s transition is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
In connection with the leadership changes described in this Item 5.02, Patrick Waite will cease to serve as Chief Operating Officer effective as of the end of the day on December 31, 2026. Mr. Waite will continue to serve as President and, effective January 1, 2027, will succeed Ms. Nader as Chief Executive Officer, as described below.
(c) Appointment of Officers
The Board appointed, effective January 1, 2027, (i) Mr. Waite as President and Chief Executive Officer, in which capacity he will serve as our principal executive officer, and (ii) David Eldersveld, our Executive Vice President, Chief Legal Officer and Corporate Secretary, as Executive Vice President, Chief Operating Officer, Chief Legal Officer and Corporate Secretary, in which capacity he will serve as our principal operating officer. Paul Seavey, our Executive Vice President and Chief Financial Officer, will remain principal financial officer, and Caroline Karp, our Senior Vice President and Chief Accounting Officer, will remain principal accounting officer.
Mr. Waite, 60, has served as our President since April 2025 and as our Chief Operating Officer since January 2015. Mr. Eldersveld, 52, has served as our Executive Vice President, Chief Legal Officer and Corporate Secretary since February 2021. Biographical information for Mr. Waite and Mr. Eldersveld is set forth in our proxy statement filed on March 17, 2026 and is incorporated herein by reference.
There are no arrangements or understandings between Mr. Waite or Mr. Eldersveld and any other person pursuant to which either of them was selected as an officer. There are no family relationships between Mr. Waite or Mr. Eldersveld and any of our directors or executive officers. There are no relationships or related transactions between Mr. Waite or Mr. Eldersveld and us that would be required to be reported under Item 404(a) of Regulation S-K.
The compensation arrangements approved for Mr. Waite and Mr. Eldersveld in connection with their appointments, including their participation in the 2027 Executive Bonus Plan, are described under “(e) Compensatory Arrangements of Certain Officers” below, which description is incorporated by reference into this Item 5.02(c). The components and terms of the 2027 Executive Bonus Plan and any 2027 restricted stock awards remain to be determined by the Compensation Committee. We will file an amendment to this Current Report on Form 8‑K within four business days after such terms are determined.
(d) Election of Director
On October 27, 2026, the Board increased the size of the Board by one director from nine to ten directors and elected Mr. Waite to fill the vacancy created by the increase in the number of directors, in each case effective January 1, 2027. Mr. Waite will serve until our 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualifies.
There are no arrangements or understandings between Mr. Waite and any other person pursuant to which he was elected as a director of the Board. Mr. Waite will not serve on a committee of the Board. The Board determined that Mr. Waite will not be independent in accordance with the New York Stock Exchange listing standards. Mr. Waite will not receive any additional compensation for his service as a director. As noted above, there are no relationships or related transactions between Mr. Waite and us that would be required to be reported under Item 404(a) of Regulation S-K.
(e) Compensatory Arrangements of Certain Officers
Executive Vice Chair Compensation
In connection with her transition to the role of Executive Vice Chair of the Board, effective January 1, 2027, Ms. Nader will receive compensation consistent with the Company’s standard director compensation program, as described in the Company’s 2026 proxy statement, together with the additional compensation arrangements described below. Any 2027 restricted stock awards remain subject to determination and approval by the Compensation Committee as described below.

Modification of Outstanding Restricted Stock Awards. The 29,592 unvested shares under Ms. Nader’s outstanding time-based and performance-based restricted stock awards that are scheduled to vest in 2028 and/or 2029 will vest in full on December 31, 2026, subject to her continued employment with us through such date, without regard to the satisfaction of any performance-based vesting conditions applicable to such shares. The 28,644 unvested shares under such awards that are scheduled to vest in 2027 will not be affected by this modification and will remain subject to their existing terms.
2026 Executive Bonus Plan. Ms. Nader will remain eligible to participate in, and to receive any bonus earned under, our 2026 Executive Bonus Plan, which bonus, if any, will be paid at the same time as bonuses are paid to our other executive officers under such plan.
Restricted Stock Awards. Ms. Nader is expected to be granted an annual restricted stock award of shares of our common stock under our 2024 Equity Incentive Plan with an intended value of $500,000 for her service as Executive Vice Chair of the Board. The grant of this award, including its dollar value, number of shares, vesting and other terms and conditions, remains subject to further approval by the Compensation Committee at the time of grant.
2027 Compensation of Mr. Waite and Mr. Eldersveld
In connection with their appointments described above, on October 27, 2026, the Board, upon the recommendation of the Compensation Committee, approved the following 2027 compensation for Mr. Waite and Mr. Eldersveld:

Name	Title (effective January 1, 2027)	2027 Base Salary	2027 Bonus Potential
Patrick Waite	President and Chief Executive Officer	$614,935	290% of 2027 base salary
David Eldersveld	Executive Vice President, Chief Operating Officer, Chief Legal Officer and Corporate Secretary	$476,558	220% of 2027 base salary
The components and terms of the 2027 Executive Bonus Plan, including the applicable performance targets and any additional bonus potential based on stretch goals, will be determined by the Compensation Committee. Any 2027 restricted stock awards, including the number of shares subject to each award and the other terms and conditions thereof will be determined and approved by the Compensation Committee at the time of grant.
Mr. Waite will participate in our Change in Control Severance Plan as Chief Executive Officer.
Item 7.01    Regulation FD Disclosure
On October 27, 2026, we issued a news release announcing the leadership changes described in Item 5.02 of this Current Report on Form 8‑K. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01    Other Events
On October 27, 2026, the Board declared a fourth quarter 2026 dividend of $0.5425 per common share, representing, on an annualized basis, a dividend of $2.17 per common share. The dividend will be paid on January 8, 2027 to stockholders of record at the close of business on December 24, 2026.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Equity LifeStyle Properties, Inc. news release dated October 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment, including the impact of changes in tariffs, as well as costs associated with supply chain disruptions; (ix) changes in debt service and interest rates; (x) our ability to integrate and operate recent acquisitions in accordance with our estimates; (xi) our ability to execute expansion/development opportunities in the face of changes impacting the supply chain or labor markets; (xii) completion of pending transactions in their entirety and on assumed schedule; (xiii) our ability to attract and retain property employees, particularly seasonal employees; (xiv) ongoing legal matters and related fees; (xv) costs to clean up and restore property operations and potential revenue losses following storms or other unplanned events; and (xvi) the potential impact of material weaknesses, if any, in our internal control over financial reporting.
For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
We are a fully integrated owner of lifestyle-oriented properties and own or have an interest in 453 properties located predominantly in the United States consisting of 173,623 sites as of September 30, 2026. We are a self-administered, self-managed, real estate investment trust with headquarters in Chicago.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
Date: October 30, 2026	By: /s/ Paul Seavey
Paul Seavey
Executive Vice President and Chief Financial Officer